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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: February 25, 1998
               Date of Earliest Event Reported: February 9, 1998



                           TELE-COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its Charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


          0-20421                                    84-0588868
  (Commission File Number)              (I.R.S. Employer Identification No.)


                               TERRACE TOWER II
                               5619 DTC Parkway
                        Englewood, Colorado  80111-3000
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (303) 267-5500
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Item 5.   Other Events.
          ------------

          Bob Magness, one of the founders and principal stockholders of Tele-Communications, Inc. ("TCI" or the "Company"), died on November 15, 1996. His death was preceded by the death of his first wife, Betsy Magness. Following Bob Magness' death, proceedings relating to probate of the Estate of Bob Magness were commenced in the District Court for Arapahoe County, Colorado under the caption In re Estate of Bob Magness, Case No. 96 PR 944 (the "Proceedings").
        ---------------------------

          On June 16, 1997, certain transactions were entered into by, among others, the Estate of Bob Magness (the "Estate"), affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively "Merrill"), affiliates of Lehman Brothers (collectively "Lehman") and TCI, which involved, among other things, (a) the Estate exchanging (with TCI) shares of TCI's Series B TCI Group Common Stock ("Series B TCI Group Stock") it held for an equal number of newly issued shares of TCI's Series A TCI Group Common Stock ("Series A TCI Group Stock"); (b) the sale by the Estate of the shares of Series A TCI Group Stock (together with other shares of such stock previously owned by the Estate) to Merrill and Lehman; and (c) the execution of an equity swap agreement by which TCI acquired certain rights to purchase Series A TCI Group Stock shares (and shares of any other series that such shares may be exchanged for) from Merrill and Lehman. Those transactions are sometimes referred to as "the June 16 Stock Transaction." For further information regarding the June 16 Stock Transaction, reference is made to Amendment No.2 to Schedule 13D statement of Dr. John C. Malone in respect of TCI.

          In connection with the Proceedings, one or more of Gary Magness and Kim Magness, Bob Magness' sons, Sharon Magness, Bob Magness' surviving second wife and the original personal representatives of the Estate advanced various claims, causes of action, demands, complaints and requests against one or more of the others. In addition, Kim Magness and Gary Magness, in a Complaint And Request To Void Sale Of TCI Stock, And For Damages And Surcharge, filed in the Proceedings on October 29, 1997 (the "Voiding Action") advanced various claims relating to the June 16 Stock Transaction against TCI, Dr. John C. Malone, the Chairman of the Board and Chief

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Executive Officer of TCI ("Malone") and the original personal representatives of the Estate (the "Voiding Complaint").

          Pursuant to an agreement effective as of January 5, 1998 (the "Settlement Agreement"), TCI, Gary Magness, Kim Magness, Sharon Magness, the Estate, the Estate of Betsy Magness and Malone agreed to settle their respective claims against each other relating to the Estate and the June 16 Stock Transaction, in each case without any of those parties admitting any of the claims or allegations against that party.

          Concurrently with execution of the Settlement Agreement, the Estate, Kim Magness, Gary Magness, Sharon Magness, TCI, Malone and the original executors of the Magness Estate entered into a Mutual Release And Settlement Agreement (the "Mutual Release") with respect to certain of the claims relating to the Estate. In accordance with the terms of the Settlement Agreement, Gary and Kim Magness were appointed as the personal representatives of the Estate, replacing the two original personal representatives.

          On or about January 5, 1998, the Court in the Proceedings, in accordance with the terms of the Settlement Agreement and the Mutual Release, entered an order (i) voiding that portion of the June 16 Stock Transaction to the extent of the sale by the Estate of 10,201,041 shares of Series A TCI Group Stock and 5,833,253 Shares of TCI's Series A TCI Ventures Group Common Stock, to Merrill and Lehman (the "Returned Shares"), (ii) approving that portion of the June 16 Stock Transaction to the extent of the sale of 16,034,294 shares of Series A TCI Group Stock (the "Sold Shares"), (iii) dismissing the Voiding Complaint as to the original personal representatives of the Estate and (iv) staying the Voiding Complaint as to TCI and Malone. On or about February 6, 1998, also in accordance with the terms of the Settlement Agreement, the Court in the Proceedings entered an order dismissing with prejudice the Voiding Complaint as to TCI and Malone. As a result, the June 16 Stock Transaction was reversed as to the Returned Shares on or about February 9, 1998, but the sale of the Sold Shares was unaffected and the agreements and other documents entered into with regard to the June 16 Stock Transaction continue in effect for the Sold Shares.

          As required by the Settlement Agreement, Malone and Leslie Malone, his wife (the "Malone Group"), Gary and Kim Magness (individually and as trustees of certain family trusts), the

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Estate and the Estate of Betsy Magness (the "Magness Group") and TCI entered into a Stockholders' Agreement, dated as of February 9, 1998 (the "Stockholders Agreement"). The Stockholders Agreement provides: (a) for the Magness Group to designate a nominee for TCI's Board of Directors and Dr. Malone's agreement to vote all High Vote Shares beneficially owned by him for such nominee; (b) for a representative of the Malone Group and a representative of the Magness Group to consult with each other as to the manner in which each group's High Vote Shares are to be voted on all matters to be brought to a vote of the TCI's stockholders; (c) that if a mutual agreement on how to vote cannot be reached, Malone will vote the High Vote Shares owned by the Magness Group pursuant to an irrevocable proxy; (d) for the Magness Group to participate, at its option, on a proportionate basis with Malone in any acquisition of securities of TCI or certain affiliated or related issuers subject to certain exceptions, including acquisition opportunities made available to Malone solely in his capacity as an officer of TCI or another covered issuer; (e) for a tag-along right in favor of the Magness Group with respect to any sale by the Malone Group of High Vote Shares, subject to certain exceptions such as transfers to certain related parties; and (f) for a so-called "drag-along" right in favor of Malone. The "drag-along" right applies to a sale of all or substantially all of the High Vote Shares beneficially owned by Malone or of the business or assets of TCI, and permits Malone to require the Magness Group to consent to that sale and, if the sale takes the form of a sale of Malone's High Vote Shares, to either convert their High Vote Shares to the corresponding Low Vote Shares or sell that group's Series B Stock on the same terms as Malone sells his shares.

          For purposes of the Stockholders' Agreement, a "High Vote Share" is essentially any share of any class or series of TCI capital stock that entitles the holder to cast more than one vote per share in elections of TCI directors, while a "Low Vote Share" entitles the holder to cast not more than one such vote. High Vote Shares currently consist of TCI's Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B Ventures Group Common Stock, while Low Vote Shares currently consist of TCI's Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A Ventures Group Common Stock. In some cases, provisions of the Stockholders Agreement also may apply to certain equity securities of other issuers

                                      -4-
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with which TCI has a specified relationship, including certain issuers that may be the result of spin-offs by TCI.

          As required by the Settlement Agreement, TCI and the Malone Group also have entered into a Call Agreement, dated as of February 9, 1998, pursuant to which the Malone Group granted to TCI a right to acquire all shares of High Vote Stock owned by them upon Dr. Malone's death. If that right is exercised, TCI may acquire the High Vote Stock at a price equal to the market price of the corresponding Low Vote Stock, plus a 10% premium. TCI also has a right of first refusal to purchase High Vote Stock that a member of the Malone Group may propose to sell to a third party, at a purchase price equal to the lesser of the price offered by the third party or 110% of the market price of the same number of the corresponding Low Vote Stock. In the Call Agreement, the Malone Group agreed that if TCI is sold to a third party, then the maximum premium the Malone Group may receive for their High Vote Stock would be the price paid for the corresponding Low Vote Stock of TCI by that third party, plus a 10% premium.
The Call Agreement also prohibits any member of the Malone Group from disposing of High Vote Stock, except for certain exempt transfers (such as transfers to specified related parties or the Magness Group or sales of up to an aggregate of 5% of that member's High Vote Stock after conversion to the corresponding Low Vote Stock).

     As required by the Settlement Agreement, TCI entered into a similar Call Agreement with the Magness Group, also dated as of February 9, 1998 (the "Magness Call Agreement"). Under the Magness Call Agreement, TCI has rights to acquire all shares of High Vote Stock owned by the Magness Group upon Dr. Malone's death or in the event of a contemplated sale of shares of such High Vote Stock to third parties, in each case at a price determined in the manner and on other terms comparable to TCI's corresponding rights under the Malone Call Agreement. If TCI is sold to a third party, then the maximum premium the Magness Group may receive for their High Vote Stock would be 10%. The Call Agreement also prohibits any member of the Magness Group from disposing of High Vote Stock, except for certain exempt transfers (such as transfers to specified related parties or the Malone Group, pledges that meet certain requirements and public sales of up

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to an aggregate of 5% of that member's High Vote Stock after conversion to the relevant Low Vote Stock).

     For purposes of each Call Agreement, "High Vote Stock" is TCI Common Stock of any series that has voting rights greater than one vote per share, while "Low Vote Stock" is TCI Common Stock of any series that has not more than one vote per share. The High Vote Stock is currently comprised of the Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B Ventures Group Common Stock, while the Low Vote Stock is currently comprised of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A Ventures Group Common Stock.

     As previously announced, in June 1997, TCI granted Malone the right (the "June Option") to acquire from time to time until June 30, 1999 up to 30,545,864 shares of the Series B TCI Group Stock acquired by TCI from the Estate, in exchange for either, or any combination of, shares of Series A TCI Group Stock owned by Malone (exchanged on a one for one basis), or cash in an amount equal to the average closing sale price of the Series B TCI Group Stock for the five trading days preceding the acquisition. In connection with the Settlement Agreement, the number of shares of the Series B TCI Group Stock subject to that right was reduced from 30,545,864 to 14,511,570 shares. Pursuant to the terms of the Stockholders' Agreement, the Magness Group has the right to participate in the reduced June Option on a proportionate basis with respect to 12,406,238 shares of the 14,511,570 shares subject to the June Option.

     The foregoing description of the Settlement Agreement, the Malone Call Agreement, the Magness Call Agreement and the June Option are qualified in their entirety by reference to the texts of those agreements, copies of which are filed or incorporated by reference as Exhibits to this Form 8-K.

Magness Estate Shareholders Litigation
--------------------------------------

     Between January 8 and January 16, 1998, seven putative derivative actions on behalf of and for the benefit of TCI were filed in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court") by purported stockholders of TCI. These actions are styled as Morgan v. Malone, C.A. No. 16128; Steiner
                                     ----------------                  -------
v. Malone, C.A. No. 16130; Weisberg v. Malone, C.A. No. 16131; Pan v.
---------                  ------------------                  ------

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Malone, C.A. No. 16133; Klein v. Fisher, C.A. No. 16135; Crandon Capital
------                  ---------------                  ---------------
Partners v. Fisher, C.A. No. 16136; and Deutsch v. Malone, C.A. No. 16148.  The
------------------                      -----------------
complaints were filed following the announcement of a settlement in the action styled as In the Matter of the Estate of Bob Magness, Case No. 96 PR 944, in the
          ------------------------------------------
District Court for the County of Arapahoe in the State of Colorado, in which the Company and the heirs of TCI founder Bob Magness were litigants. The defendants named in all seven complaints are nominal defendant TCI and the following TCI directors: John C. Malone, John W. Gallivan, Donne F. Fisher, Leo J. Hindery, Jr., J.C. Sparkman, Paul A. Gould, Jerome H. Kern, Kim Magness and Robert A. Naify. The gravamen of the complaints is that the TCI directors breached their fiduciary duties by approving the settlement with the Magness Estate, under whose relevant terms (i) the 1997 sale of the Returned Shares to affiliates of Merrill Lynch & Co. and Lehman Brothers would be voided; (ii) the Magness Estate and TCI Chairman and Chief Executive Officer John C. Malone agreed to vote their stock as a single group; and (iii) TCI acquired the rights to purchase separately the shares of High Vote Stock held by Malone and the Magness Estate in exchange for the respective payment by TCI to Malone and the Magness Estate of $150 million and approximately $124 million. Specifically, the complaints allege that the TCI Directors impermissibly sought to entrench themselves and that their approval of the settlement constituted a waste of corporate assets. The various complaints seek a declaratory judgment that the defendants breached their fiduciary duties to the Company, an accounting by defendants to TCI for the damages allegedly sustained by the Company, an accounting by defendant Malone of his profits from the settlement, the rescission of the settlement, the repayment by defendant Malone of any payments he has received under the terms of the settlement, and an award of unspecified compensatory damages.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


     Exhibits
     --------
     10.1 Call Agreement, dated February 9, 1998, between Tele-Communications, Inc., John C. Malone and Leslie Malone.

     10.2 Call Agreement, dated February 9, 1998, between Tele-Communications, Inc., Gary Magness, both individually and as representative, Kim Magness, both individually and as representative, the Estate of Bob Magness, the Estate of Betsy Magness and any individual or entity which thereafter becomes a party thereto.

     10.3 Stockholders Agreement, dated February 9, 1998, by and among Tele-Communications, Inc., John C. Malone, Leslie Malone, Gary Magness, both individually and as representative, Kim Magness, both individually and as representative, the Estate of Bob Magness, the Estate of Betsy Magness and any individual or entity which thereafter becomes a party thereto.

     99.1         Amendment No. 2 to Schedule 13D statement of Dr. John C.
                  Malone in respect of Tele-Communications, Inc., filed on June 25, 1997 (Incorporated herein by reference (Commission File No. 0-20421)).

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                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 25, 1998
                                   TELE-COMMUNICATIONS, INC.
                                   (Registrant)



                                   By /s/ Stephen M. Brett
                                     ----------------------------
                                     Name:    Stephen M. Brett
                                     Title:   Secretary

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                                 EXHIBIT INDEX
                                 -------------

     10.1 Call Agreement, dated February 9, 1998, between Tele-Communications, Inc., John C. Malone and Leslie Malone.

     10.2 Call Agreement, dated February 9, 1998, between Tele-Communications, Inc., Gary Magness, both individually and as representative, Kim Magness, both individually and as representative, the Estate of Bob Magness, the Estate of Betsy Magness and any individual or entity which thereafter becomes a party thereto.

     10.3 Stockholders Agreement, dated February 9, 1998, by and among Tele-Communications, Inc., John C. Malone, Leslie Malone, Gary Magness, both individually and as representative, Kim Magness, both individually and as representative, the Estate of Bob Magness, the Estate of Betsy Magness and any individual or entity which thereafter becomes a party thereto.

     99.1 Amendment No. 2 to Schedule 13D statement of Dr. John C. Malone in respect of Tele-Communications, Inc., filed on June 25, 1997 (Incorporated herein by reference (Commission File No. 0-20421)).

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